SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”), dated as of December 12, 2007, is by and among Elizabeth Plaza ("Purchaser"), and each of the purchasers listed on Exhibit A attached hereto (collectively, the “Sellers” and individually, a “Seller”).

WITNESSETH

WHEREAS, Sellers are the owners of three year warrants to purchase shares of common stock, par value $0.0001 of Pharma-Bio Serv, Inc. a Delaware corporation (the “Company”).

WHEREAS, Sellers desire to sell, transfer and assign to Purchaser warrants to purchase Four Hundred Sixty Six Thousand, Six Hundred and Sixty Seven (466,667) shares of common stock of the Company (the “Warrants”) in consideration for $0.77 per Warrant, as set forth on Schedule A attached hereto, which shall be payable by the issuance of a promissory note to each of the Sellers.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE WARRANTS

1.1    Sale of the Warrants. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Sellers, severally, each agrees to sell the Warrants to the Purchaser and the Purchaser hereby agrees to purchase the Warrants from each of the Sellers, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

1.2    Consideration. The purchase price for the Warrants (the "Purchase Price") shall be $0.77 per warrant (an aggregate of Three Hundred Fifty Nine Thousand, Three Hundred and Thirty Three Dollars and Fifty Nine Cents ($359,333.59) for all of the Warrants) which shall be satisfied by the issuance at the time of closing of a Promissory Note (the “Note”) to each of the Sellers in the amounts set forth on Schedule A attached hereto.

ARTICLE 2
CLOSING

2.1    Condition to Closing. The sole condition to the consummation of the transactions contemplated hereby shall be the Company’s obtaining a National Minority Supplier Development Council Minority-Controlled Certification (“Certification”) extending beyond December 31, 2007.

2.2    Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006 immediately after the Company receives the Certification (hereinafter the "Closing Date").

2.3    Delivery by Seller. At the Closing, each of the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser warrant certificates representing the Warrants to be sold by such Seller free and clear of all liens, claims, charges, equities, encumbrances, restrictions and voting agreements of every kind. The warrant certificates shall be duly endorsed in blank.

2.4    Delivery by the Purchaser. At or prior to the Closing, the Purchaser shall deliver to each of the Sellers a Note in the principal amount of the purchase price for the Warrants purchased by the Purchaser from such Seller in the form of Exhibit B attached hereto.

2.5    Delivery by the Company. The Purchaser shall cause the Company to issue and deliver new warrant certificates (the “New Warrants”) to the Purchaser in an amount equal to the number of Warrants purchased by her hereunder, and to a Seller, in the event that such Seller delivers a Warrant (pursuant to Section 2.2) to purchase shares of the Company’s common stock in excess of the number of Warrants sold by such Seller hereunder, in an amount equal to such excess. The New Warrants shall contain the same terms and conditions as the purchased Warrants.

ARTICLE 3
REPRESENTATIONS AND COVENANTS OF SELLERS

Each Seller hereby represents and warrants to the Purchaser, severally but not jointly, and agrees that:

3.1    Status of the Seller and the Warrants. Such Seller is the beneficial owner of the Warrants indicated next to his/its on Exhibit A attached hereto, and such Warrants are free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

3.2    Authorization; Enforcement. (i) such Seller has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the Warrants, in accordance with the terms hereof, (ii) in the case of a Seller which is not a natural person, the execution and delivery of this Agreement by such Seller and the consummation by it of the transactions contemplated hereby (including without limitation, the sale of the Warrants to the Purchaser) have been duly authorized by all necessary corporate, membership or partnership action on the part of the Seller and no further consent or authorization of such Seller is required, (iii) this Agreement has been duly executed and delivered by such Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application

3.3    No Conflicts. The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby (including, without limitation, the sale of the Warrants to the Purchaser) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which such Seller is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which such Seller is subject) applicable to such Seller. Such Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

3.4    No Brokers. Such Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND COVENANTS OF PURCHASER

The Purchaser represents and warrants to Sellers as follows:

4.1    Investment Representation. The Warrants are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

4.2    Suitability. The Purchaser understands that the purchase of the Warrants involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that she can bear the economic risk of her investment in the Warrants and has such knowledge and experience in financial or business matters that she is capable of evaluating the merits and risks of this investment in the Warrants and protecting her own interests in connection with this investment.

4.3    Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.4    Transferability. The Purchaser understands that the Warrants have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Warrants unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Warrants may be made without registration under the Securities Act, (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the shares underlying the Warrants can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

4.5    Authorization; Enforcement. The Purchaser has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Notes to each of the Sellers, in accordance with the terms hereof and thereof, (ii) this Agreement and each of the Notes have been duly executed and delivered by the Purchaser, and (iii) this Agreement and each of the Notes constitute a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application

4.6    No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (including, without limitation, the issuance of the Notes to the Sellers) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Purchaser is subject) applicable to the Purchaser. the Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

4.7    No Brokers. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE 5
MISCELLANEOUS

5.1    Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

5.2    Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested to the address or facsimile set forth on the signature page hereto. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

5.3    Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Purchaser and the Sellers. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

5.4    Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

5.5    Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of New York, State of New York or a Federal Court empanelled in the State of New York for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

5.6    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.7    Attorneys' Fees. If a dispute should arise between the parties hereunder or under any of the Notes including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

5.8    Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

PURCHASER:

/s/ Elizabeth Plaza
ELIZABETH PLAZA
Suite 110 Mendez Vigo 373
Dorado, PR 00646

SELLERS:

SAN JUAN HOLDINGS, INC.

By:/s/ Addison M. Levi III
Name: Addison M. Levi III
Title: Principal
MCS Plaza, Suite #305
255 Ponce de Leon Avenue
San Juan, PR  00917

/s/ Nathan Renov
NATHAN RENOV CUSTODIAN FOR AKIVA PERLYSKY
2 Lakeside Drive West
Lawrence, NY 11550

/s/ Tova Katz
TOVA KATZ CUSTODIAN FOR BENJI RENOV
9 Beechwood Drive
Lawrence, NY 11559

/s/ Nathan Renov
NATHAN RENOV CUSTODIAN FOR AVIGAIL PERLYSKY
2 Lakeside Drive West
Lawrence, NY 11550

/s/ Jonathan Turkel
JONATHAN TURKEL
44 Wall Street, 2nd Floor
New York, NY 10002

/s/ Leonard Katz
LEONARD KATZ
44 Wall Street, 2nd Floor
New York, NY 10005

Exhibit A

NAME	NUMBER OF COMMON SHARES UNDERLYING WARRANT	WARRANT CERTIFICATE NO.	PURCHASE PRICE
San Juan Holdings, Inc.	125,000		$96,250.00
Nathan Renov custodian for Akiva Perlysky	69,870		$53,799.90
Nathan Renov custodian for Avigail Perlysky	69,870		$53,799.90
Tova Katz custodian for Benji Renov	139,739		$107,599.03
Jonathan Turkel	31,094		$23,942.38
Leonard Katz	31,094		$23,942.38
TOTAL	466,667		$359,333.59

Exhibit B

PROMISSORY NOTE

$___________	San Juan ,Puerto Rico
December __, 2007

FOR VALUE RECEIVED, Elizabeth Plaza (the "Maker"), hereby promises to pay _________ (the "Holder"), the principal sum of _________________ ($_____) Dollars, in lawful money of the United States, on the same date she receives the payment due her on January 25, 2008 from Pharma Bio Serv Inc. (“PBSV”) pursuant to the agreement and plan of merger dated January 25, 2006 among Lawrence Consulting Group Inc., PBSV, the Maker and Plaza Acquisition Corp. (the “Due Date”), Maker agrees to direct PBSV to immediately wire such portion of such payment as is necessary to repay in full this Note and all other like promissory notes issued on the date hereof by Maker pursuant to the Securities Purchase Agreement (“SPA”) dated the date hereof among Maker, Holder and the holders of all such other promissory notes in accordance with the wire instructions set forth in the SPA.

This Note can be prepaid in whole or in part at any time without the consent of the Holder.

This Note shall bear interest at the maximum rate permitted by law per annum in the event the principal amount is not paid on the Due Date.

The entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following (each, an "Event of Default"):

(a) Application for, or consent to, the appointment of a receiver, trustee or liquidator for Maker or of her property;

(b) Admission in writing of the Maker's inability to pay her debts as they mature;

(c) General assignment by the Maker for the benefit of creditors;

(d) Filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

(e) Entering against the Maker of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 60 days.

(f) Default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether on the Due Date, by acceleration or otherwise;

(g) Default in any covenant or obligation of Maker in favor of Holder arising pursuant to the SPA.

All rights and remedies available to the Holder pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently after default by Maker pursuant to the provisions of this Note.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the Holder and the Purchaser.

This Note shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors, endorsees or assigns of the Maker and inure to the benefit of the Holder, its successors, endorsees and assigns.

The Maker hereby irrevocably consents to the jurisdiction of the courts of State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

___________________________________ Elizabeth Plaza